Exhibit 23.3

Consent of Converging Knowledge

Reference is make the filing by LYC Healthcare (Cayman) Ltd. (the “Company”) of the Registration Statement on Form F-l (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), in connection with its initial public offering (the “Proposed IPO”).

We hereby consent to the use of and reference to our name and the inclusion of information, data and statements from our research reports and amendments thereto, including, without limitation, the industry report titled “The Healthcare Industry, with Focus on Orthopaedic and Osteoporosis — Singapore” (collectively, the “Reports”), and any subsequent amendments to the Reports, as well as the citation of our independent industry reports and amendments thereto, (i) in the Registration Statement and any amendments thereto, including, but not limited to, under “Prospectus Summary”, “Industry” and “Business” sections; (ii) in any written correspondence with the SEC, (iii) in any future filings with the SEC by the Company, including, without limitation, filings on Form 20-F, Form 6-K and other SEC filings (collectively, the “SEC Filings”, (iv) on the websites or in the publicity materials of the Company and its subsidiaries and affiliates, (v) in institutional and retail roadshows and other activities in connection with the Proposed IPO, and (vi) in other publicity and marketing materials in connection with the Proposed IPO

We further consent to the filing of this consent as an exhibit to such Registration Statement and any amendments thereto and as an exhibit to any other SEC Filings by the Company for the use of our data and information cited for the above-mentioned purposes.

Dated: December 5, 2024	CONVERGING KNOWLEDGDE PTE.LTD

/s/ Dr. Janet Huang
	Name:	Dr. Janet Huang
	Title:	Principal

SINGAPORE	MALAYSIA	HONG KONG
Tel: +65 6225 8781 /82 /85	Tel: +603 7494 6039	Tel: +852 8197 8261
Fax: +65 6323 0132	Fax: +603 7493 5919	Fax: +852 3118 6161
19 Keppel Road, #07-04,	E-8-6 Megan Avenue 1, No. 189	Suite A, 12/F Ritz Plaza, 122 Austin
Jit Poh Building, Singapore 089058	Jalan Tun Razak, 50400 KL, Malaysia	Road, TST Kowloon, Hong Kong